================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of The Wendt-Bristol Health Services Corporation (the "Company"), a Delaware corporation, will be held on Thursday, July 30, 1998, at 11:00 a.m., at Suite 760, Two Nationwide Plaza, 280 North High Street, Columbus, Ohio for the following purposes:

         (1) To elect eight (8) directors as members of the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

         (2) To consider approval of the Second Amendment to the Wendt-Bristol Health Services Corporation Employee Stock Option Plan; and

         (3) To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

         The holders of record of Common Stock of the Company at the close of business on June 22, 1998, will be entitled to notice of, and to vote at, the meeting.

         For a period of at least ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be open for examination by any stockholder during ordinary business hours at the Company's offices at Suite 760, Two Nationwide Plaza, 280 North High Street, Columbus, Ohio 43215.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Sandra W. Weber, Secretary

Columbus, Ohio
June 29, 1998


                              --------------------


         You are cordially invited to attend the meeting in person. Even if you plan to be present, you are urged to sign, date and mail the enclosed proxy promptly. However, if you attend the meeting, you may vote in person or by your proxy.

PLEASE NOTE THAT A COPY OF THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-K IS ENCLOSED HEREWITH.

                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION

                                 PROXY STATEMENT

                                     for the

                         ANNUAL MEETING OF STOCKHOLDERS
                            To be Held July 30, 1998


                                     GENERAL

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Wendt-Bristol Health Services Corporation (the "Company"). The proxy solicited in connection with this proxy statement will be used at the Annual Meeting of Stockholders of the Company for 1998 to be held on Thursday, July 30, 1998, at 11:00 a.m., at Suite 760, Two Nationwide Plaza, 280 North High Street, Columbus, Ohio 43215, and at any adjournment thereof, for the purposes set forth in the foregoing notice of the meeting.

         Properly executed proxies received in time for the meeting will be voted as specified therein. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked upon written notice to either of the persons named as a proxy or to the Secretary of the Company at any time before it is exercised, by voting in person at the meeting or by giving a later proxy. This proxy statement, along with the Annual Report on Form 10-K for the year ended December 31, 1997 is being mailed on or about June 29, 1998 to all stockholders of record on June 22, 1998.

         The cost of soliciting proxies, including the printing, handling and mailing of the proxy and related materials and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy materials to the beneficial owners of stock, will be paid by the Company. If proxies are not returned to the Company, it may be necessary for certain officers, directors, employees and other representatives of the Company to solicit proxies by telephone or telegram or in person.

         The Company's principal executive offices are located at Suite 760, Two Nationwide Plaza, 280 North High Street, Columbus, Ohio 43215, and its telephone number is (614) 221-6000.

         The shares entitled to vote at the meeting consist of shares of common stock of the Company ("Common Stock") with each share entitling the holder of record to one vote. At the close of business on June 22, 1998, the record date for the meeting, there were outstanding 6,027,479 shares of Common Stock.

         Under Delaware law and the Company's Bylaws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote for, against or abstain from voting on any matter, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters, and the total number of votes cast for each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. Abstentions and withheld votes with respect to any matter will have the same legal effect as a vote against the matter.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Board of Directors has voted to increase in number from seven to eight members effective with this 1998 Annual Meeting. Therefore, eight (8) directors are to be elected at the meeting to hold office until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

         It is the intention of the persons named in the enclosed form of proxy to vote such proxy FOR the election of the director nominees named below unless authorization is withheld on the proxy. Management does not contemplate that any nominee will be unable or unwilling to serve as a director or become unavailable for any reason, but if such should occur before the meeting, a proxy voted for any such individual will be voted for another nominee to be selected by the Board of Directors.

         The enclosed form of proxy provides a means for stockholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein or, as noted above, for other nominees selected by the Board of Directors. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

         The Board of Directors has designated the following nominees, each of whom is presently a director of the Company, except for David E. Fernie, for election as directors of the Company:

         Name            Age               Current Positions with Company
         ----            ---               ------------------------------
Marvin D. Kantor         69                Chairman of the Board, Director

Sheldon A. Gold          55                President, Treasurer, Chief Executive Officer,
                                           Director, member of Audit Committee

Reed A. Martin           44                Executive Vice President, Chief Operating
                                           Officer and Director

Gerald M. Penn           61                Director, Vice President of Medical
                                           Affairs (1998), member of Audit Committee
                                           until December 31, 1997

Harold T. Kantor         65                Vice Chairman of the Board, Director

Paul H. Levine           58                Director, member of Audit Committee

Clemente Del Ponte       47                Director

David E. Fernie          50                Nominee as Director

The Board of Directors and Audit Committee met two times in 1997, at which all members were present.

The Audit Committee's responsibilities include reviewing the Company's audit procedures and policies, reviewing potential conflicts of interest, monitoring internal controls and financial reporting, selecting the Company's independent accountants and making recommendations concerning these matters to the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

         The following table and the text following the table set forth certain information with respect to the Directors and Executive Officers (being all of the Directors of the Company, except for Mr. Levine, Mr. Del Ponte and Mr. Fernie) of the Company. Each Director serves until the next Annual Meeting of Stockholders of the Company and until his successor is elected and qualifies, unless such Director resigns or dies prior thereto. Each Executive Officer serves at the pleasure of the Board.

                  Name              Age               Current Positions with Company
                  ----              ---               ------------------------------
         Marvin D. Kantor           69          Chairman of the Board, Director

         Sheldon A. Gold            55          President, Treasurer, Chief Executive Officer
                                                Director, member of Audit Committee

         Reed A. Martin             44          Executive Vice President, Chief Operating
                                                Officer and Director

         Charles R. Cicerchi        38          Vice President of Finance, Principal Financial
                                                and Accounting Officer

         Gerald M. Penn             61          Director, Vice President of Medical
                                                Affairs (1998), member of Audit Committee
                                                until December 31, 1997

         Harold T. Kantor           65          Vice Chairman of the Board, Director

         Paul H. Levine             58          Director, member of Audit Committee

         Clemente Del Ponte         47          Director

         David E. Fernie            50          Nominee as a Director

         Marvin D. Kantor has been Chairman of the Board since May 1988; prior to June 1993 he had also been President and Chief Executive Officer of the Company and W-B since May 1988. In addition, he is a Director of all of the Company's subsidiaries and serves as a Director on Telequest. He is a brother of Harold T. Kantor.

         Sheldon A. Gold is a certified public accountant and has been President and Chief Executive Officer of the Company since June 1993. Prior thereto and since March 1992 he had been Vice Chairman of the Board and since May 1988 he had been Executive Vice President, Treasurer, and Chief Financial and Accounting Officer of the Company. He again became Treasurer and Chief Financial and Accounting Officer of the Company in July 1992 until May, 1996. In addition, he has been a Director of the Company since May 1988. He has also been the President of W-B since June 1993, Executive Vice President between 1979 and June 1993, and Chief Financial and Accounting Officer of W-B from 1979 through May, 1996.

         Reed A. Martin, elected as a Director in May 1992, has since June 1993 been Executive Vice President and Chief Operating Officer, since May 1991 he had been a Senior Vice President of the Company supervising operations. Mr. Martin is a son-in-law of Marvin D. Kantor.

         Charles R. Cicerchi is a certified public accountant and has been Vice President of Finance since joining the Company in September, 1994. Since May, 1996 he has been the Principal Financial and Accounting Officer of the Company. Prior thereto, he was Controller of Speer Industries, a mechanical contractor, where he was responsible for all accounting and treasury functions for the period 1990 to 1994.

         Dr. Gerald M. Penn, M.D., Ph.D., was elected as a director on February 8, 1995 and became the Vice President of Medical Affairs of the Company on January 1, 1998. He serves on the stock option committee and also served on the audit committee through December 31, 1997. Dr. Penn was previously Chairman and Medical Director of the Department of Pathology at Grant Medical Center 1981-1996. Educated at The Ohio State University, Doctor Penn received his medical degree from the College of Medicine and a doctoral degree in biochemistry. He completed a pathology residency at University Hospital and postgraduate training at The Rockefeller University, New York, NY. He is board certified in clinical and anatomical pathology, immunopathology and hematopathology. He serves on the Board of Trustees of the Columbus Medical Association Foundation.

         Harold T. Kantor has been Vice-Chairman since June 1993 and a Director of the Company since May 1988. In addition, he has been Vice President of W-B since October 1985. He is a brother of Marvin D. Kantor.

         Paul H. Levine has been a Director since January, 1990 and serves on the audit and stock option committee. He is President of Nichols and Levine Asset Management, Inc., a registered investment advisor. Mr. Levine is an attorney and a certified public accountant and has been active in venture capital, investment banking and financial consulting since 1972. He is also a Director of Learning Technologies, Inc.

         Clemente Del Ponte was elected as a director on June 18, 1997. For the past five years he has been the managing director of McBridge Advisory, Ltd., an import/export consulting agency. Prior thereto, he was an independent consulting agent. Mr. Del Ponte resides in Lugano, Switzerland.

         David E. Fernie has been nominated to serve as a director of the Company. He has been Professor of Education at Ohio State University since 1984. Prior to that, he was Assistant Professor at the University of Houston. With professional interests in teaching and learning in schools, he received his Ed.D from the University of Massachusetts at Amherst, and his Bachelors degree in political theory from Harvard College.

                                   PROPOSAL 2
              AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK OPTION PLAN

         The Company desires to amend The Wendt-Bristol Health Services Corporation Employee Stock Option Plan (the "Plan"). The Second Amendment was adopted by the Board of Directors of Wendt-Bristol and became effective as of June 18, 1998, subject to the approval by the Company's stockholders.

         The Plan currently provides that the aggregate number and class of shares which may be the subject of options granted pursuant to the Plan are 250,000 shares of Common Stock. The Company desires to increase the amount of shares which may be the subject of options granted pursuant to the Plan to 500,000 shares of Common Stock. The par value per share which may be the subject of options granted pursuant to the Plan will remain $.01.

         Additionally, the Second Amendment amends Paragraph 12 of the Plan, titled, "Grant of Options to Non-Employee Directors." Currently under the Plan, Non-Employee Directors receive a grant of options to purchase 10,000 shares after serving in that capacity for 1 year, and additional options to purchase 1,000 shares on each anniversary date thereafter. Under the proposed Second Amendment, the Plan would operate in the same manner, except that Non-Employee Directors would receive an option for the purchase of 10,000 shares on each fifth anniversary of receiving the initial 10,000 stock option instead of 1,000. Therefore, under the Plan as proposed to be amended by the Second Amendment, Non-Employee Directors would receive an additional 9,000 stock options every five years. Lastly, under the Plan Paul H. Levine would receive an additional 10,000 share stock option upon approval by the stockholders as a result of his having passed his fifth anniversary.

         The description of this Second Amendment to the Plan is a summary only and is qualified by the terms of the Second Amendment to The Wendt-Bristol Health Services Corporation Employee Stock Option Plan itself, a copy of which is attached to this Proxy Statement as Exhibit A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE SECOND AMENDMENT TO THE WENDT-BRISTOL HEALTH SERVICES CORPORATION EMPLOYEE STOCK OPTION PLAN.

EXECUTIVE COMPENSATION

         GENERAL. The following table sets forth the total annual compensation paid or accrued by the Company and its subsidiaries to or for the account of (i) the President (the chief executive officer) of the Company and (ii) for the Company's most highly compensated executive officers other than the chief executive officer who were serving as executive officers at December 31, 1997 and with respect each of whom such compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                           --------------------------
                                                         LONG-TERM
                                                         COMPENSATION
                                                         ------------

                                     ANNUAL COMPENSATION    AWARDS
                                     -------------------    ------

                                                          SECURITIES
                                                          UNDERLYING
         NAME AND                                          OPTIONS/       ALL OTHER
         PRINCIPAL POSITION      YEAR      SALARY          SARS (#)       COMP.($)**
         ------------------      ----      ------          --------       ----------
         Sheldon A. Gold,        1997     $160,000            *            $15,532
         President and Chief     1996      150,000         50,000/0           --
         Executive Officer       1995      140,000            *               --


         Marvin D. Kantor,       1997      140,000            *             65,028
         Chairman of the         1996      130,000            *             75,866
         Board                   1995      127,404            *             65,028

         ----------
         * Not applicable

         **Includes life insurance premiums paid by the Company for each of named persons (see Form 10-K Note 11). For the fiscal year ended December 31, 1997, the amounts paid by the Company for each of the named is:

                                             LIFE
         NAME                                INSURANCE
         ----                                ---------

         Sheldon A. Gold                      $15,532
         Marvin D. Kantor                     $65,028

         OPTIONS. The following table sets forth information respecting the grant by the Company of options to purchase shares of its Common Stock and other information related to options granted by the Company:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                      -------------------------------------

                                INDIVIDUAL GRANTS
                                -----------------
                 NUMBER OF          % OF TOTAL
                 SECURITIES        OPTIONS/SARS      EXERCISE
                 UNDERLYING         GRANTED TO       OR BASE                   GRANT DATE
                OPTIONS/SARS       EMPLOYEES IN        PRICE     EXPIRATION      PRESENT
NAME             GRANTED (#)       FISCAL YEAR        ($/SH)        DATE        VALUE ($)
----            ------------       ------------      --------       ----       ----------
None

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
--------------------------------------------------------------------------------

                                                                           VALUE OF
                                                        NUMBER OF        UNEXERCISED
                                                       UNEXERCISED      IN-THE-MONEY
                                                     OPTIONS/SARS AT    OPTIONS/SARS
                                                       FY-END-#SHRS       AT FY END-$
                        SHARES                       ---------------    -------------
                       ACQUIRED         VALUE         EXERCISABLE/       EXERCISABLE/
                      ON EXERCISE      REALIZED      UNEXERCISABLE      UNEXERCISABLE
                      -----------      --------      ---------------    -------------
Sheldon A. Gold            0               0            50,000/0         $ 62,500/0

----------

All options held by Mr. Sheldon A. Gold were exercisable at December 31,1997. All were "in-the-money". American Stock Exchange reported quotations for the Common Stock of the Company on December 31, 1997, are: high, $1.25; low, $1.1875; and close, $1.25; such prices on February 28, 1998 are: high, $1.25; low, $1.25; and close, $1.25. The exercise price of each of the options of Mr. Sheldon A. Gold is $.875 and the options expire on May 23, 2001.

         SPLIT-DOLLAR INSURANCE POLICIES. The following table sets forth information as of December 31, 1997, concerning split-dollar insurance policies on the lives of the named persons in the Summary Compensation Table (1):

                                             INITIAL FACE                    INSURANCE PREMIUMS
                                             AMOUNT OF                      ADVANCED IN EXCESS OF
         NAME OF INSURED (2)                    POLICY          ISSUED          CASH VALUE (5)
         -------------------                    ------          ------          --------------
         Marvin D. Kantor                   $1,500,000(3)      06/08/92            $421,000
         Sheldon A. Gold                       375,000(4)      09/11/86              67,000

         The Company, pursuant to split-dollar agreements, has purchased life insurance on the lives of certain officers (including named persons in the Summary Compensation Table) and key employees on a "split-dollar" basis. The program is designed so that advances of premium payments (the "advances") the Company makes on behalf of each insured are collateralized by assignment of the related life insurance policy (i.e., the accumulated policy cash value and the policy death benefit).

         The insured person owns the policy and, with the consent of the Company, is permitted to borrow from the cash surrender value of the policy.

         Under the "split-dollar" agreements, the Company upon death or other separation from service of the insured receives the return of the advances from the death benefits or cash surrender value, if any , of the policy, as the case may be.

         The Company has represented its intention and obligation to maintain the policies. The individuals have pledged a portion of their common stock ownership in the Company as collateral for the payment of future premiums on the split dollar policies.

         ----------

         (1) See footnote to the Summary Compensation Table for information respecting Company premium payments for the fiscal year ended December 31, 1997.

         (2) The beneficiaries of all policies are the spouses of the insured.

         (3) The policy is an increasing death benefit policy (through use of dividends) and has replaced a previous universal life policy.

         (4) The policy is of the universal life nature, whereby the cash value is added to the face value at all times, including death.

         (5) Represents monies advanced by the Company in excess of cash value available in the policies.

         Compensation of Directors. Non-employee Directors of the Company receive $650 for each meeting of the Board of Directors of the Company which they attend and such Directors are also reimbursed for any expenses incurred. In addition, beginning January 1, 1995 all non-employee directors are compensated $500 per month for serving as director of the Company. No additional amounts are paid for committee participation.

         In addition, Non-Employee Directors have been granted stock options under the Plan (see "Item 11. Executive Compensation - Stock Option Plan") to purchase shares of Common Stock of the Company. Non-Employee Directors are defined in the Plan as Directors of the Company who are not also employees of the Company, who have served as Directors for twelve consecutive full months, and who at the end of such period are continuing to serve as Directors. Dr. Gerald M. Penn was elected as a director in February, 1995 and was granted options on February 1, 1995 to purchase up to an aggregate of 10,000 shares, subject to anti-dilution provisions, at a price of $.375 per share. The Plan also provides for a grant of additional stock options to each Director who received an option ("initial option") as hereinbefore described, each of such additional options to provide for the purchase of an aggregate maximum of 1,000 shares of Common Stock of the Company at a price per share equal to the fair market value of the Common Stock of the Company on the date of grant, subject to anti-dilution provisions, one of such additional options to be granted on each successive anniversary of the date of grant of the initial option, provided that such Director continues on such anniversary to be a Non-Employee Director. Pursuant to this provision of the Plan, Mr. Levine received on July 11, 1993, options to purchase an aggregate of 1,000 shares of the Common Stock of the Company at a price of $1.0625 per share, subject to anti-dilution provisions; received on July 11, 1994, options to purchase an aggregate of 1,000 shares of the Common Stock of the Company at a price of $.6875 per share, subject to anti-dilution provisions; he received on July 11, 1995, options to purchase an aggregate of 1,000 shares of the Common Stock of the Company at a price of $.4375 per share, subject to anti-dilution provisions; he received July 11, 1996, options to purchase an aggregate of 1,000 shares of common stock of the Company at a price of $.875 per share, subject to anti-dilution provisions and he received on July 11, 1997, options to purchase an aggregate of 1,000 shares of common stock of the Company at a price of $1.1875 per share subject to anti-dilution provisions. Dr. Penn received on February 1, 1996, options to purchase an aggregate of 1,000 shares of common stock of the Company at a price of $.375 per share, subject to anti-dilution provisions and he received on February 1, 1997, options to purchase an aggregate of 1,000 shares of common stock of the Company at a price of $1.435, subject to anti-dilution provisions. Each of the stock options referred to in this paragraph are exercisable commencing on the date of grant and ending on the fifth anniversary of such date. None of the options referred to in this paragraph have been exercised.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below presents as of February 28, 1998, certain information
         (1) with respect to any person (including any "group" as the term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities and
         (2) as to each class of equity securities of the Company or any of its parents or subsidiaries, other than directors' qualifying shares, beneficially owned by each director and executive officer of the Company and by all directors and executive officers of the Company as a group.

                                                        AMOUNT AND NATURE AND           PERCENT
TITLE OF CLASS             NAME                        BENEFICIAL OWNERSHIP (1)       OF CLASS (2)
--------------             ----                        ------------------------       ------------
Common Stock               Marvin D. Kantor                   871,420                    13.79%
                           Two Nationwide Plaza
                           Suite 760
                           Columbus, Ohio  43215

Common Stock               Harold T. Kantor                   247,475 (3)                 3.92%

Common Stock               Sheldon A. Gold                    106,375 (4)                 1.68%

Common Stock               Reed A. Martin                      40,351 (5)                  --

Common Stock               Paul H. Levine                       5,500 (6)                  --

Common Stock               Dr. Gerald M. Penn                  16,000 (7)                  --

Common Stock               Clemente Del Ponte                 655,200 (8)                10.37%
                           Dollard House
                           Wellington Quay
                           Dublin 2 Ireland

Common Stock               All Directors and                1,942,321 (9)                30.74%
                           Executive Officers
                           As a Group
                           (7 persons)

Common Stock               Gerald F. Schroer                  389,800                     6.17%
                           25109 Detroit Road
                           Westlake, Ohio  44145

         ----------

         (1) The individuals named have direct ownership and sole voting and investment power, except as otherwise indicated.

         (2) Percent of class shown net of treasury shares (see (9) below). Except otherwise indicated, shares owned by the individuals named represent less than 1% of the outstanding shares of Common Stock of the Company.

         ----------
         (Footnotes continued on following page)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         MHK Corp., of which Marvin D. Kantor and Harold T. Kantor are the sole shareholders, has incurred indebtedness to the Company. The largest amount of such indebtedness outstanding in 1997 was $799,718; 1996 was $809,435; 1995 was $773,638;. On February 28, 1998, the amount of such indebtedness, exclusive of interest, outstanding was $729,158. Interest at 9% totaling $68,328 and $61,823 has been charged, through December 31, 1997 and 1996 respectively. (See Form 10K Note 11B.)

         Effective January 1, 1995, the Company sold the operating assets of a subsidiary's retail liquor store and two lounges in Florida to MHK Corp. The purchase price was equivalent to the net book value of the net assets which totaled $574,949 as adjusted for certain 1995 transactions. A promissory note bears interest at 9%. Additional advances were made in 1995 and 1996. (See Form 10K Note 11B)

         The President and CEO of the Company has incurred indebtedness to the Company. The largest amount of such indebtedness outstanding in 1997 was $243,412; 1996 was $243,412; 1995 was $204,975;. On February 28,
         1998, the amount of such indebtedness was $204,300. No interest is paid or charged on such indebtedness. The President/CEO has granted collateral to the Company to enhance the realization of the indebtedness, which is evidenced by a promissory note providing for minimum annual payments of $25,000. (See Form 10K Note 11C).

         Pursuant to a ten-year lease entered into in 1985, the Company leased a warehouse facility from the Kantors. Effective May 1, 1992, a renewal option was exercised on the leased warehouse facility extending its term to 2005. During the extension, the annual rent of $66,000 continued to be payable by the Company; however, approximately $24,000 of the amount due annually applied against the amount due the Company from MHK Corp. The Company also collected annually approximately $18,500, through 1995, from a sub-tenant of part of the premises. In May 1992, the Company received a second mortgage on the warehouse facility as collateral for the amount remaining due from MHK Corp. In January 1996, the officers sold a portion of the property and terminated the lease with the Company. The remaining parcel is pledged as additional collateral toward a note due the Company from the sale of liquor operations (see Form 10K Note 11B).

         Certain executive officers and directors of the Company were limited partners owning less than an aggregate 10% interest in Wendt-Bristol Diagnostics Company L.P. A subsidiary of W-B is the general partner of Wendt-Bristol Diagnostics Company L.P. which owns and operates an outpatient medical diagnostic imaging center in Columbus, Ohio.

         See also Form 10K Note 11 of the Notes to Consolidated Financial Statements.

         ----------
         (Footnotes continued form previous Page)

         (3) Includes 25,000 shares which Mr. Kantor may acquire by exercising options granted to him under the Company's Stock Option Plan.

         (4) Includes 13,750 shares of Common Stock which Mr. Gold may acquire by exercising Warrants and 50,000 shares of common stock which Mr. Gold may acquire by exercising options granted to him under the Company's Stock Option Plan.

         ----------
         (Footnotes continued on following page)

         ----------
         (Footnotes continued from previous page)


         (5) Includes 1,100 shares of Common Stock which Mr. Martin may acquire by exercising Warrants and 35,000 shares of Common Stock which he may acquire by exercising options granted to him under the Company's Stock Option Plan.

         (6) Includes 5,000 shares of Common Stock which Mr. Levine may acquire by exercising options granted under the Company's Stock Option Plan.

         (7) Includes 13,000 shares of Common Stock which Dr. Penn may acquire by exercising options granted under the Company's Stock Option Plan.


         (8) All of the shares are in the record name of McBridge Advisory, Ltd. of which Mr. Del Ponte is the sole owner of said company.

         (9) Includes 14,850 shares of Common Stock which may be acquired by exercise of Warrants and 128,000 shares which may be acquired by exercise of options granted under the Company's Stock Option Plan.

         ----------

                               PERFORMANCE GRAPHS

This chart graphs the Company's performance in the form of cumulative total return to shareholders from December 31, 1992 until December 31, 1997 in comparison to Standard and Poor's 500 and Standard and Poor's 500 Healthcare Composite index.


                           TOTAL SHAREHOLDER RETURNS
                           -------------------------
                             (DIVIDENDS REINVESTED)

                                                    ANNUAL RETURNS PERCENTAGE
                                                           YEARS ENDING

COMPANY/INDEX                             DEC93     DEC94     DEC95     DEC96     DEC97
---------------------------------------------------------------------------------------
WENDT-BRISTOL HEALTH SVC CP              -25.00    -41.73     28.60    166.90    -16.67
HEALTH CARE-500                           -8.40     13.12     57.85     20.75     43.72
S&P 500 INDEX                             10.08      1.32     37.58     22.96     33.36



                                                          INDEXED RETURNS
                               BASE                        YEARS ENDING
                              PERIOD
COMPANY/INDEX                  DEC92      DEC93     DEC94     DEC95     DEC96     DEC97
---------------------------------------------------------------------------------------
WENDT-BRISTOL HEALTH SVC CP     100       75.00     43.70     56.20    150.00    125.00
HEALTH CARE-500                 100       91.60    103.61    163.55    197.49    283.82
S&P 500 INDEX                   100      110.08    111.53    153.45    188.68    251.63

                              SELECTION OF AUDITORS

         The firm of Hausser + Taylor has been the independent auditors since 1992 based upon the recommendation of the Audit Committee. A representative of Hausser + Taylor will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Any proposals of shareholders which are intended to be presented at the next annual meeting of shareholders must be received by the Company at its principal executive offices by January 15, 1999. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

         The Board knows of no other matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote in their discretion upon such matters in accordance with their judgement.

         You are urged to sign, date and return the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Sandra W. Weber, Secretary


Columbus, Ohio
June 29, 1998

                                    EXHIBIT A

                               SECOND AMENDMENT TO
             THE WENDT-BRISTOL HEALTH SERVICES CORPORATION EMPLOYEE
                                STOCK OPTION PLAN

         The Wendt-Bristol Health Services Corporation ("Wendt-Bristol"), a Delaware Corporation, hereby amends The Wendt-Bristol Health Services Corporation Stock Option Plan (the "Plan") (as amended effective July 25, 1991), as provided herein.

         1. The Plan currently provides that the aggregate number of shares which may be the subject of options granted pursuant to the Plan is 250,000, which amount Wendt-Bristol desires to increase to 500,000. Therefore, Paragraph 2 of the Plan is hereby deleted in its entirety and the following is adopted in its place and stead:

                  "2. Amount and Source of Stock. The aggregate number and class of shares which may be the subject of options granted pursuant to the Plan are 500,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares"), subject to adjustment as provided in paragraph 10. Such shares may be reserved or made available from the Company's authorized and unissued Shares or from Shares reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full, for any reason, including, without limitation, an option exchange pursuant to paragraph 13 thereof, then the Shares subject to the option which have not been acquired but the holder of the option shall be added to the Shares otherwise available for issuance pursuant to the exercise of options under the Plan."

         2. Paragraph 12 of the Plan is hereby amended by deleting subparagraph
(c) of Paragraph 12 in its entirety and the following is adopted in its place and stead:

                  "(c) There is hereby granted to Paul H. Levine, a non-incentive stock option upon the same terms and conditions as those provided with respect to the options contemplated by subparagraph 12(b) as though repeated here ipsissimis verbis, except that the date of the Grant shall be August 1, 1998, and the exercise price shall be 100% of the fair market value per share of the shares on such date."

         3. Paragraph 12 of the Plan is hereby amended by deleting subparagraph
(d) of Paragraph 12 in its entirety and the following is adopted in its place and stead:

                  "(d) The Board or, if so designated, the Committee, shall grant additional non-incentive stock options annually to each of the Directors of the Company who is entitled to receive or has received an option (the "initial option") pursuant to the provisions of either subparagraph 12(b) or, in the case of Paul H. Levine, 12(c) provided that such Director continues to be a Director of the Company on the relevant Date of Grant hereinafter referred to. Each of such additional non-incentive stock options shall be granted upon the same terms and conditions as those provided with respect to the options contemplated by subparagraph 12(b) as though repeated here ipsissimis verbis, except that the Date of the Grant of the initial option to such Director and the number of Shares subject to each of such additional stock options shall be 1,000, except upon the fifth anniversary of the Date of Grant of the initial option, and each fifth anniversary date thereafter, the number of Shares subject to each of such additional stock options shall be 10,000.

         The foregoing shall become effective as of the 18th day of June, 1998, provided that the shareholders of Wendt-Bristol approve this Second Amendment at its 1998 Annual Meeting of Stockholders.

         NOW, THEREFORE, this Second Amendment to the Plan is adopted by order of the Board of Directors this 18th day of June, 1998.

                                    THE WENDT-BRISTOL HEALTH SERVICES
                                    CORPORATION

                                    By:
                                       ---------------------------------------
                                       Marvin D. Kantor, Chairman of the Board

PROXY
                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (1) acknowledges receipt of the 1997 Annual Report on Form 10-K and the Notice of Annual Meeting of Stockholders of The Wendt-Bristol Health Services Corporation (the "Company") to be held at Suite 760, Two Nationwide Plaza, 280 North High Street, Columbus, Ohio 43215 on July 30, 1998 beginning at 11:00 a.m., Columbus time, and the Proxy Statement in connection therewith; and (2) appoints Marvin D. Kantor and Sheldon A. Gold, and each of them, his proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

   The undersigned directs that his proxy be voted as
   follows:
   1.  ELECTION OF DIRECTORS:
       [ ] AUTHORITY to vote for all nominees listed below [ ] WITHHOLD AUTHORITY to vote for all the nominees listed
         (except as marked to the contrary below)              below.
       NOMINEES: Marvin D. Kantor, Harold T. Kantor, Sheldon A. Gold, Reed A. Martin, Paul H. Levine, Gerald M. Penn,
       Clemente Del Ponte, and David E. Fernie
       (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

       ----------------------------------------------------------------------------------------------------------------
   2.  APPROVAL OF THE SECOND AMENDMENT TO THE WENDT-BRISTOL HEALTH SERVICES CORPORATION EMPLOYEE STOCK OPTION PLAN.
       [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                  (Continued and to be signed on reverse side)

                          (Continued from other side)

   3.  IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
       This proxy will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of Director nominees named in item 1 above and FOR approval of the amendment in Item 2. above.

    The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

    If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, both of the proxies so present and voting, either in person or by substitute, shall together exercise all of the powers hereby given.

    Please date, sign, and mail this proxy in the enclosed envelope. No postage is required.
                                           Dated:  __________________________  ,
                                                   199__

                                                   -----------------------------
                                                     Signature of Stockholder

                                                   -----------------------------
                                                     Signature of Stockholder

                                                    Please date this proxy and
                                                   sign your name exactly as it
                                                   appears at the left. Where
                                                   there is more than one owner,
                                                   each should sign. When
                                                   signing as an attorney,
                                                   administrator, executor,
                                                   guardian or agent, please add
                                                   your title as such. If
                                                   executed by a corporation,
                                                   the proxy should be signed by
                                                   a duly authorized officer.